Exhibit 10.4
Execution Version
LICENSE AND TECHNOLOGY TRANSFER AGREEMENT
This LICENSE AND TECHNOLOGY TRANSFER AGREEMENT (“Agreement”) is made and entered into as of July 5, 2010, by and among (i) SunPower Technology, Ltd., a company organized under the laws of the Cayman Islands (“SPTL”); (ii) AU Optronics Singapore Pte. Ltd., a company organized under the laws of Singapore (“AUO”); and (iii) SunPower Malaysia Manufacturing SDN.BHD., a company organized under the laws of Malaysia (the “JVC”). Each of SPTL, AUO and the JVC may be referred to herein as a “Party” and together as the “Parties.”
RECITALS
WHEREAS, the Parties and AU Optronics Corporation, a company organized under the laws of Taiwan, R.O.C., have entered into that certain Joint Venture Agreement dated May 27, 2010 (“JVA”);
WHEREAS, pursuant to the JVA, the business purposes of the JVC are to manufacture, sell and distribute Solar Cells (as defined below) to SPTL and AUO;
WHEREAS, the Parties desire to enter into an agreement pursuant to which each of SPTL and AUO grants to the JVC certain rights under Intellectual Property (as defined below) relating to the manufacture of Solar Cells, and the JVC grants to each of SPTL and AUO certain rights to other Intellectual Property; and
WHEREAS, one of the conditions to the effectiveness of the JVA is that the Parties shall have entered into this Agreement.
NOW, THEREFORE, in furtherance of the foregoing premises and in consideration of the mutual covenants and obligations hereinafter set forth and in the JVA, and based on the consideration set forth in the JVA, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do agree as follows:
ARTICLE I

DEFINITIONS

Capitalized terms not specifically defined in this Agreement shall have the meanings assigned to them in the JVA.
1.1“AUO Background Intellectual Property” means AUO Background Patents and AUO Background Technology.

1.2“AUO Background Patents” means those Patents Controlled by AUO or any of its Affiliates as of the Closing Date applicable to the JVC Business.

1.3“AUO Background Technology” means all Intellectual Property (excluding Patents) and Software Controlled by AUO or any of its Affiliates as of the Closing Date applicable to the JVC Business.

1.4“AUO Field” means industrial process streamlining and manufacturing engineering, including supply chain management and logistics, system analysis and techniques, production planning and control, facilities design and work space design, statistical process control, operations management, productivity improvement and materials management. For purpose of clarity, the AUO Field does not include back contact, back junction, monocrystalline photovoltaic solar cell devices, including the design and manufacturing thereof .

1.5“Controlled” means, with respect to any Intellectual Property, possession by a Party of the ability (whether by ownership, license or otherwise) to grant access, a license or a sublicense to such Intellectual Property without violating the terms of any agreement or other arrangement with any Third Party or requiring any payment to a Third Party.

1.6“Have Made Rights” means the right to engage any third party to research, develop, design and/or manufacturer Solar Cells.

1.7“Improvement” means any improvement(s), enhancement(s), refinement(s), derivative(s), modification(s), evolution(s) or combination(s) or other new invention or discovery, whether patentable or unpatentable, deriving from or otherwise relating to, in whole or in part, any of the SPTL Background Intellectual Property and/or the AUO Background Intellectual Property that is made, developed, invented, conceived and/or reduced to practice.

1.8“Intellectual Property” means the rights associated with or arising out of any of the following: (i)  Patents; (ii) Trade Secrets; (iii) copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, copyright registrations and applications therefor and corresponding rights in works of authorship; and (iv) any similar, corresponding or equivalent rights to any of the foregoing any where in the world. For the avoidance of doubt, Intellectual Property expressly excludes Trademarks.

1.9“Invented” means made, developed, invented, conceived and/or reduced to practice.

1.10“JDP AUO Development” means any Improvement to the AUO Background Intellectual Property or any Intellectual Property applicable to the AUO Field (but not the SPTL Field), in each case that is Invented pursuant to a Joint Development Program commenced under a JDP Agreement (as defined in Section 3.7 below) with an effective date before the earlier of (i) the second anniversary of the Closing Date or (ii) the termination of the JVA.

1.11“JDP SPTL Development” means any Improvement to the SPTL Background Intellectual Property or any Intellectual Property applicable to the SPTL Field (but not the AUO Field), in each case that is Invented pursuant to a Joint Development Program commenced under a JDP Agreement with an effective date before the earlier of (i) the second anniversary of the Closing Date or (ii) the termination of the JVA.

1.12“Joint Development Program” or “JDP” means a development program for any Step Modification.

1.13“Joint Invention” means any Intellectual Property Invented jointly by or on behalf of the JVC and/or any of its subsidiaries and either or both of AUO and SPTL and/or any of their respective Affiliates during the Term that is not a JDP SPTL Development, JVC SPTL Improvement, JDP AUO Development or JVC AUO Improvement.

1.14“JVA” has the meaning ascribed to it in the Recitals hereto.

1.15“JVC AUO Improvement” means any Improvement to the AUO Background Intellectual Property or any Intellectual Property applicable to the AUO Field (but not the SPTL Field), in each case that is Invented by or on behalf of the JVC or any of its subsidiaries before the earlier of (i) the second anniversary of the Closing Date or (ii) the termination of the JVA.

1.16“JVC Business” means the manufacture, sale and distribution of Solar Cells to SPTL and/or AUO, expressly excluding the upstream polysilicon, ingot, wafer manufacturing and downstream module manufacturing and systems businesses.

1.17“JVC Development” means any Intellectual Property Invented by or on behalf of the JVC or any of its subsidiaries during the Term or pursuant to a Joint Development Program that is not a JDP AUO Development, JVC AUO Improvement, JDP SPTL Development, JVC SPTL Improvement or Joint Invention.

1.18“JVC SPTL Improvement” means any Improvement to the SPTL Background Intellectual Property or any Intellectual Property applicable to the SPTL Field (but not the AUO Field), in each case that is Invented by or on behalf of the JVC or any of its subsidiaries before the earlier of (i) the second anniversary of the Closing Date or (ii) the termination of the JVA.

1.19“Party(ies)” has the meaning ascribed to it in the Preamble hereto.

1.20“Patents” means all domestic and foreign patents, patent applications and design registrations (including letters patent, industrial designs and inventor's certificates), together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures.

1.21“Recipient” has the meaning ascribed to it in Section 5.1 below.

1.22“Software” means all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed.

1.23“Solar Cells” means flat plate solar cells using high-efficiency back-contact, back-junction technology.

1.24“SPTL Background Intellectual Property” means SPTL Background Patents and SPTL Background Technology.

1.25“SPTL Background Patents” means all those Patents applicable to the JVC Business for SPTL Generation C technology, as set forth in a list to be mutually agreed upon in writing by the Parties, which list shall be supplemented if any errors or omissions are discovered.

1.26“SPTL Background Technology” means all Intellectual Property (excluding Patents) and Software Controlled by SPTL or any of its Affiliates as of the Closing Date applicable to the JVC Business for SPTL Generation C technology.

1.27“SPTL Field” means back contact, back junction, monocrystalline photovoltaic solar cell devices, including the design and manufacturing thereof.

1.28“Step Modification” means any (i) production tool modifications or (ii) changes in sources of production tools relating to any production step or any production step modification or elimination.

1.29“Territory” means Malaysia.

1.30“Third Party” means any entity other than SPTL, AUO, an Affiliate of SPTL or AUO or the JVC or any of its subsidiaries.

1.31“Trade Secrets” means trade secret rights and corresponding rights in Confidential Information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor's notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information.

1.32“Trademarks” means trademarks, service marks, logos, trade dress and trade names and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith.

ARTICLE II

ASSIGNMENT

2.1JDP SPTL Developments and JVC SPTL Improvements. The JVC hereby assigns and transfers to SPTL, and its successors and assigns, all worldwide right, title and interest in and to any and all JDP SPTL Developments and JVC SPTL Improvements, subject to the license expressly granted by SPTL to the JVC under Section 3.1(a)(i) below. In the event that AUO has or acquires any right, title or interest in or to any JDP SPTL Development(s) and/or JVC SPTL Improvement(s), AUO hereby assigns and transfers to SPTL, and its successors and assigns, its entire worldwide right, title and interest in and to any and all such JDP SPTL Developments and JVC SPTL Improvements, subject to the license expressly granted by SPTL to AUO under Section 3.3(b) below.

2.2JDP AUO Developments and JVC AUO Improvements. The JVC hereby assigns and transfers to AUO, and its successors and assigns, all worldwide right, title and interest in and to any and all JDP AUO Developments and JVC AUO Improvements, subject to the license expressly granted by AUO to the JVC under Section 3.1(b)(i) below. In the event that SPTL has or acquires any right, title or interest in or to any JDP AUO Development(s) and/or JVC AUO Improvement(s), SPTL hereby assigns and transfers to AUO, and its successors and assigns, its entire worldwide right, title and interest in and to any and all such JDP AUO Developments and JVC AUO Improvements, subject to the license expressly granted by AUO to SPTL under Section 3.2(b) below.

2.3Further Assurances. The JVC and each of AUO and SPTL, as applicable, shall, without further consideration, execute and deliver any assignments or other documents and take and perform any other actions reasonably necessary to vest, perfect or confirm of record or otherwise, in SPTL and AUO, as applicable, the ownership rights set forth in Sections 2.1 and 2.2 above and Section 6.4(b) below and to assist SPTL and AUO, as applicable, or their respective designees, to obtain and from time to time enforce and defend SPTL's and AUO's respective rights under Sections 2.1 and 2.2 above, and to execute all documents reasonably necessary for SPTL or AUO, as applicable, or their respective designees, to do so.

ARTICLE III
LICENSES; RESTRICTIONS; JOINT DEVELOPMENT PROGRAMS
3.1Licenses Granted to the JVC.

(a) SPTL Background Intellectual Property, JDP SPTL Developments and JVC SPTL Improvements.

(i)License. SPTL, on behalf of itself and its Affiliates, hereby grants the JVC a non-exclusive, non-transferable, non-assignable, royalty-free license, without the right to sublicense, under the SPTL Background Intellectual Property, JDP SPTL Developments and JVC SPTL Improvements, to: (1) manufacture Solar Cells solely in connection with the JVC Business and solely in the Territory; and (2) offer for sale and sell Solar Cells manufactured pursuant to subsection (1) of this Section 3.1(a)(i) solely to SPTL (or applicable Affiliate thereof) and AUO (or applicable Affiliate thereof) pursuant to the terms of the SPTL Supply Agreement or the AUO Supply Agreement, respectively. The license granted in this Section 3.1(a)(i) shall expressly exclude any Have Made Rights.

(ii)Transfer and Implementation. SPTL shall assist the JVC in the transfer and integration of the SPTL Background Technology into the JVC's manufacturing operations as set forth in Section 2.4(b)(vi) of the JVA.

(b) AUO Background Intellectual Property, JDP AUO Developments and JVC AUO Improvements.

(i)License. AUO, on behalf of itself and its Affiliates, hereby grants the JVC a non-exclusive, non-transferable, non-assignable, royalty-free license, without the right to sublicense, under the AUO Background Intellectual Property, JDP AUO Developments and JVC AUO Improvements, to: (1) manufacture Solar Cells solely in connection with the JVC Business and solely in the Territory; and (2) offer for sale and sell Solar Cells manufactured pursuant to subsection (1) of this Section 3.1(b)(i) solely to SPTL (or applicable Affiliate thereof) and AUO (or applicable Affiliate thereof) pursuant to the terms of the SPTL Supply Agreement or the AUO Supply Agreement, respectively. The license granted in this Section 3.1(b)(i) shall expressly exclude any Have Made Rights.

(ii)Transfer and Implementation. AUO shall assist the JVC in the transfer and integration of the AUO Background Technology into the JVC's manufacturing operations as set forth in Section 2.4(c)(iv) of the JVA.

3.2Licenses Granted to SPTL.

(a)JVC Developments and Joint Inventions. The JVC, on behalf of itself and its subsidiaries, hereby grants SPTL a non-exclusive, worldwide, perpetual, non-terminable (except as expressly set forth in Section 6.2 below), fully paid-up, royalty-free license, with the right to sublicense, under the JVC Developments and the JVC's rights in and to any Joint Inventions not jointly owned by SPTL for any and all purposes. The license granted in this Section 3.2(a) shall expressly include Have Made Rights.

(b)JDP AUO Developments and JVC AUO Improvements. AUO, on behalf of itself and its Affiliates, hereby grants SPTL a non-exclusive, worldwide, perpetual, non-terminable (except as expressly set forth in Section 6.2 below), fully paid-up, royalty-free license, with the right to sublicense, under the JDP AUO Developments and JVC AUO Improvements for any and all purposes. The license granted in this Section 3.2(b) shall expressly include Have Made Rights.

3.3Licenses Granted to AUO.

(a)JVC Developments and Joint Inventions. The JVC, on behalf of itself and its subsidiaries, hereby grants AUO a non-exclusive, worldwide, perpetual, non-terminable (except as expressly set forth in Section 6.2 below), fully paid-up, royalty-free license, with the right to sublicense, under the JVC Developments and the JVC's rights in and to any Joint Inventions not jointly owned by AUO for any and all purposes, but expressly excluding any and all rights, including any use or practice, in connection with the manufacturing of photovoltaic solar cells with greater than twenty percent (20%) efficiency within ten (10) years of the Closing Date. The license granted in this Section 3.3(a) shall expressly include Have Made Rights.

(b)JDP SPTL Developments and JVC SPTL Improvements. SPTL, on behalf of itself and its Affiliates, hereby grants AUO a non-exclusive, worldwide, perpetual, non-terminable (except as expressly set forth in Section 6.2 below), fully paid-up, royalty-free license, with the right to sublicense, under the JDP SPTL Developments and JVC SPTL Improvements for any and all purposes, but expressly excluding any and all rights, including any use or practice, in connection with the manufacturing of photovoltaic solar cells with greater than twenty percent (20%) efficiency within ten (10) years of the Closing Date. The license granted in this Section 3.3(b) shall expressly include Have Made Rights.

3.4Limitations and Obligations.

(a)Each Party agrees to use its commercially reasonable efforts to neither perform nor permit any act which reasonably could be expected to jeopardize or be detrimental to the validity, enforceability or scope of the owning Party's rights licensed to the other Party(ies) hereunder; provided, however, that nothing contained herein shall be construed as obligating any owning Party to obtain, maintain or enforce any Intellectual Property rights licensed hereunder.

(b)Nothing herein shall be construed as granting any Party, by implication, estoppel or otherwise, any license or other right in, to or under any Intellectual Property or Software, including any license or other right in, to or under any Patent(s) held by a Party that may block and/or limit the exercise of the ownership rights granted in Article II above and/or the license rights granted in this Article III, except for those rights expressly granted hereunder. As among the Parties: (i) SPTL shall have sole and exclusive ownership of the SPTL Background Intellectual Property, JDP SPTL Developments and JVC SPTL Improvements; (ii) AUO shall have sole and exclusive ownership of the AUO Background Intellectual Property, JDP AUO Developments and JVC AUO Improvements; (iii) the JVC shall have sole and exclusive ownership of the JVC Developments; and (iv) the inventing Parties (with inventorship being determined under United States patent law) shall own an undivided interest in and to each Joint Invention, and except to the extent a particular Party is restricted by the licenses granted to the other Party and/or the other covenants contained in this Agreement or the JVA, (1) each joint owner shall be entitled to practice, and grant to Third Parties and its Affiliates, in the case of SPTL and AUO, or its subsidiaries, in the case of the JVC, the right to use and practice all Joint Inventions to which it is a joint owner without restriction or an obligation to account to the other joint owner(s), and (2) the other joint owners shall consent, without additional consideration, to any and all such licenses.

(c)Except as expressly set forth herein, none of the Parties makes any warranty or representation to any other Party (i) as to the validity, enforceability or scope of any class or type of any of the Intellectual Property assigned or licensed hereunder, or (ii) that any manufacture, sale, lease, use or other disposition of any Solar Cells using or incorporating any Intellectual Property licensed hereunder will be free from infringement of any Patent rights or other Intellectual Property rights of any Person.

3.5Delivery Obligations and Technical Review and Transfer.

(a)Delivery. Upon a licensee Party's written request from time to time, each licensor Party shall promptly deliver to the requesting licensee Party, on media reasonably specified by the licensee Party and at the licensee Party's expense, a copy of any Intellectual Property licensed to the licensee Party hereunder.

(b)Technical Review and Transfer. The JVC shall, on a quarterly basis, conduct knowledge and technology transfer sessions with SPTL's technical team pursuant to the terms and conditions to be mutually agreed upon in writing by the Parties. AUO shall have the right to designate personnel to attend such sessions and have access to information arising from or in connection with such sessions.

3.6Patent Matters. SPTL shall have the first right, but not the obligation, to direct and control the preparation, filing, prosecution, issuance, maintenance (including interference, opposition and similar Third Party proceedings before the relevant patent office), enforcement and defense of any Patents (collectively, “Patent Matters”) in the JVC Developments. Otherwise, (a) for Joint Inventions owned by the JVC and SPTL, SPTL shall direct and control all Patent Matters at its cost, (b) for Joint Inventions owned by the JVC and AUO, AUO shall direct and control all Patent Matters at its cost, and (c) each of SPTL and AUO shall direct and control all Patent Matters for the Intellectual Property owned solely by it pursuant to this Agreement at its cost. All of the foregoing shall be as otherwise described in and governed by the terms and conditions of the IP Services Agreement.

3.7Joint Development Programs. In the event the JVC wishes to develop or implement a Step Modification(s), it shall notify SPTL and AUO in writing, specifying the proposed Step Modification(s) in sufficient detail to permit evaluation of same. If SPTL agrees to such Step Modification(s) (which agreement not to be unreasonably withheld), SPTL, the JVC and, if applicable, AUO shall enter into an agreement governing the a Joint Development Program directed toward such Step Modification(s) and the rights and obligations of the each applicable Party with respect thereto substantially in a form mutually agreed upon in writing by the Parties (each, a “JDP Agreement”). In the event of a conflict between the terms of this Agreement and a JDP Agreement, the terms of this Agreement shall govern, unless the JDP Agreement expressly refers to and supersedes the conflicting provision contained herein. For the avoidance of doubt, the JVC may not develop or implement a Step Modification without SPTL'ss express written consent, which shall not be unreasonably withheld.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY.

4.1Representations and Warranties.

(a) The representations and warranties of SPTL under Section 16 (Representations and Warranties of SPTL) of the JVA and of AUO under Section 15 (Representations and Warranties of AUO) of the JVA are hereby incorporated by reference, as if fully set forth herein.

(b) Each Party represents and warrants to each other Party that it has the right to grant all applicable ownership and license rights provided hereunder and that it has not and shall not enter into any agreement that would preclude it from fulfilling its obligations under this Agreement.

4.2Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1 ABOVE OR IN THE JVA, NONE OF THE PARTIES MAKES ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE RIGHTS AND LICENSES GRANTED BY IT HEREUNDER, AND EXPRESSLY DISCLAIMS IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE V

CONFIDENTIALITY

The provisions of Section 10 (Confidentiality) of the JVA are hereby incorporated by reference, and shall apply to this Agreement as if the text of such provisions were set forth in their entirety in this Agreement. For the avoidance of doubt, as among the Parties, all Confidential Information relating to: (i) the SPTL Background Intellectual Property, JDP SPTL Developments and JVC SPTL Improvements shall be SPTL's Confidential Information; (ii) the AUO Background Intellectual Property, JDP AUO Developments and JVC AUO Improvements shall be AUO's Confidential Information; (iii) the JVC Developments shall be the JVC's Confidential Information; and (iv) the Joint Inventions shall be the Confidential Information of the owning Parties.
ARTICLE VI

TERM AND TERMINATION
6.1Term. This Agreement shall commence upon the Closing Date and shall remain in full force and shall automatically terminate upon dissolution of the JVC or otherwise in accordance with the terms of this Article VI.

6.2Termination of Licenses for Cause.

(a).Breach. If a Party fails to comply with a material term of this Agreement or the JVA and such failure remains uncured for a period of sixty (60) days after such licensed Party receives written notice describing such failure in reasonable detail (or a period of thirty (30) days in the event such notice is based upon a breach of (i) an assignment obligation set forth in Article II above, (ii) the terms and scope of a license granted under Article III above or (iii) a Party's confidentiality obligations set forth in Article V above), the rights and licenses granted to such breaching Party pursuant to Sections 3.1(a)(i), 3.1(b)(i), 3.2 and/or 3.3 above, as applicable, shall automatically terminate.

(b).Bankruptcy. Upon the occurrence of a Bankruptcy Event with respect to any Party or a receiver is appointed for all of any Party's property and assets or any Party makes a general assignment for the benefit of creditors, or any Party becomes a debtor in a case under any applicable statute relating to bankruptcy or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts (and in the case of an involuntary proceeding filed against such Party, such proceeding is not discharged or dismissed within sixty (60) days), the rights and licenses granted to such Party pursuant to Sections 3.1(a)(i), 3.1(b)(i), 3.2 and/or 3.3 above, as applicable, shall automatically terminate.

Without derogating in any way from the generality of this clause and the definition of “Bankruptcy Events”, the following events, if they occur with respect to JVC, shall be deemed to be Bankruptcy Events:

(i)    if any step or action is taken or a resolution is passed for the winding up, dissolution or liquidation of the JVC or a petition for winding up is presented against the JVC; or

(ii)    if the JVC becomes insolvent, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all or any part of its indebtedness.

6.3Termination of JVC's Rights for Certain Events.
Unless otherwised agreed by the Parties, if the JVC undergoes a change of control or ownership which the JVC's majority shares is transferred to a third party other than SPTL and AUO or other restructuring altering the JVC's structure which is entirely controlled by SPTL and/or AUO or any violation of Section 7.6 , each of SPTL and AUO shall have the right, upon written notice to the other Parties, to immediately terminate the rights and licenses granted by it to the JVC under Article III above.
6.4Effect of Termination.

(a).Termination of this Agreement shall not (i) relieve any Party of any obligation accruing to such Party prior to such termination, or (ii) result in the waiver of any right or remedy by a Party accruing to such Party prior to such termination.

(b).Upon the termination of this Agreement or upon termination of the JVC's rights and licenses pursuant to Section 6.2 or 6.3 above: (i) all rights and licenses granted to the JVC pursuant to Section 3.1 shall automatically terminate; (ii) the JVC shall assign its entire right, title and interest in, to and under the JVC Developments and the Joint Inventions primarily relating to the AUO Field to AUO, subject to the pre-existing license granted to SPTL pursuant to Section 3.2(a) above (unless earlier terminated pursuant to Section 6.2 above); (iii) the JVC shall assign its entire right, title and interest in, to and under the JVC Developments and the Joint Inventions not assigned to AUO pursuant to subsection (ii) of this Section 6.4(b) to SPTL, subject to the pre-existing license granted to AUO pursuant to Section 3.3(a) above (unless earlier terminated pursuant to Section 6.2 above); and (iv) the rights and licenses granted in Sections 3.2(b) and 3.3(b) shall survive (unless earlier terminated pursuant to Section 6.2 above). For the avoidance of doubt, notwithstanding the termination of this Agreement or Section 6.5 below, the surviving licenses referenced in subsections (ii), (iii) and (v) of this Section 6.4(b) shall continue to be governed by the applicable terms of this Agreement. In the event the Parties have not reached agreement on the characterization of any JVC Developments or Joint Inventions (i.e., whether or not it relates to the AUO Field) within thirty (30) days of termination of this Agreement or termination of the JVC's rights and licenses pursuant to Section 6.2 or 6.3 above, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Section 1.4 of the IP Services Agreement.

6.5Survival. Sections 3.4, 6.4 and 6.5 and Articles II, IV, V and VII herein shall survive termination of this Agreement for as long as necessary to permit their full discharge.

ARTICLE VII

MISCELLANEOUS

7.1Governing Law and Dispute Resolution. This Agreement, and the rights and obligations of the Parties hereunder, shall be interpreted and governed in accordance with the laws of the State of California, without giving effect to its conflict of laws provisions. Any disputes incapable of being resolved by mutual agreement of the Parties shall be handled in accordance with Section 18.2 (Arbitration) of the JVA.

7.2Notices. All notices, demands, requests, consents or other communications hereunder shall be transmitted in accordance with Section 18.3 (Notices) of the JVA.

7.3Entire Agreement. This Agreement, together with the JVA and all Annexes, Exhibits and Schedules hereto and thereto, are intended to embody the final, complete and exclusive agreement between the Parties with respect to the matters addressed herein; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto, including the Existing Confidentiality Agreement; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

7.4Amendment. This Agreement shall not be modified, amended, canceled or altered in any way, and may not be modified by custom, usage of trade or course of dealing, except by an instrument in writing signed by each Party. All amendments or modifications of this Agreement shall be binding upon the Parties despite any lack of consideration so long as the same shall be in writing and executed by the Parties.

7.5Waiver. The performance of any obligation required of a Party hereunder may be waived only by a written waiver signed by the other Party, and such waiver shall be effective only with respect to the specific obligation described. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach of the same provision or another provision of this Agreement.

7.6Assignment. Neither this Agreement, nor any rights under this Agreement, may be assigned or otherwise transferred by any Party, in whole or in part, whether voluntary, or by operation of law, except, with respect to a Party that is an original signatory to this Agreement on the date of this Agreement, in connection with a change of control of such Party (whether by means of a merger, consolidation, purchase of substantially all the stock or assets, reorganization or similar transaction or series of transactions). Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each Party and its respective successors and permitted assigns.

7.7Severability. In the event that any term, condition or provision of this Agreement is held to be or become invalid or be a violation of any applicable Law, statute or regulation, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and the Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement. The validity and enforceability of the other provisions shall not be affected thereby. In such case or in the event that this Agreement should have a gap, the Parties shall agree on a valid and enforceable provision completing this Agreement, coming as close as possible to the economic intentions of the Parties. In the event of a partial invalidity, the Parties agree that this Agreement shall remain in force without the invalid part. This shall also apply if parts of this Agreement are partially invalid.

7.8Expenses. Except as specifically provided for in this Agreement, each of the Parties shall bear its respective expenses, costs and fees (including attorneys' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and an exhibits hereto and compliance herewith and therewith.

7.9Third Party Benefits. This Agreement shall be binding upon, and inure to the benefit of, each of the Parties and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, shall be deemed to confer any right or remedy upon, or obligate any Party to, any person or entity other than the Parties and their respective successors and permitted assigns.

7.10Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.11Interpretation. In this Agreement: (i) headings are for convenience of reference only and shall not affect the interpretation of the provisions of this Agreement except to the extent that the context otherwise requires; (ii) words importing the singular shall include the plural and vice versa; (iii) words denoting individuals shall include any form of entity and vice versa; (iv) words denoting any gender shall include all genders; (v) where any act, matter or thing is required by this Agreement to be performed or carried out on a certain day and that day is not a Business Day, then that act, matter or thing shall be carried out or performed on the next following Business Day; (vi) unless specified otherwise, any reference herein to any Article, Section, clause, sub-article, sub-clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, clause, sub-article, sub-clause, Schedule or Exhibit of this Agreement; (vii) any reference to any agreement, document or instrument shall refer to such agreement, document or instrument as amended, modified or supplemented; (viii) the words “include,” “including” and the derivations thereof shall not be limiting and shall be deemed to be followed by the phase “without limitation;” and (ix) where there is any inconsistency between the definitions set out in this clause and the definitions set out in any Article, Section, clause, sub-article, sub-clause, Schedule or Exhibit, then for the purposes of construing such Article, Section, clause, sub-article, sub-clause, Schedule or Exhibit, the definitions set out therein shall prevail.

7.12Cumulation of Remedies. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

7.13English Language. All agendas, notices, other documentation relating to (i) documentation provided to the Parties and (ii) interaction between and/or among the Parties, including this Agreement, shall be prepared in and entered into the English language. In the event of any dispute concerning the construction or meaning of this Agreement, the text of the

Agreement as written in the English language shall prevail over any translation of this Agreement that may have been or will be made.

7.14Equitable Relief. The Parties agree that irreparable damage would occur if any provision of Articles II, III and V of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of such provisions or to enforce specifically the performance of such provisions before any court of competent jurisdiction in addition to any other remedy to which they are entitled.

7.15Disclaimer of Agency. This Agreement shall not be deemed to constitute any Party the agent of the other Party or the JVC, nor shall it constitute the JVC to be an agent of any of the Parties.

7.16Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

[Signatures follow]

IN WITNESS WHEREOF, SPTL, AUO and the JVC have caused this Agreement to be signed by their respective duly authorized representatives as of the date first set forth above.

SUNPOWER TECHNOLOGY, LTD. By: /s/ Thomas H. Werner Name: Thomas H. Werner Title: Director	AU OPTRONICS SINGAPORE PTE. LTD. By: /s/ James CP Chen Name: James Chen Title: Director

SUNPOWER MALAYSIA MANUFACTURING SDN.BHD. By: /s/ Thomas H. Werner Name: Thomas H. Werner Title: Director

(Signature Page to License and Technology Transfer Agreement)